UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

C&J Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 325-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2017, C&J Energy Services, Inc. (the “Company”) entered into an amendment to the Revolving Credit and Security Agreement (the “ABL Facility”), dated January 6, 2017, among the Company, the subsidiaries of the Company party thereto as borrowers, the lenders party thereto and PNC Bank National Association, as administrative agent (the “Amendment”). Among other things, the Amendment modifies the ABL Facility by increasing the amount of growth capital expenditures which the Company will be permitted to make during its 2017 fiscal year from $25.0 million to $60.0 million.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment to Credit Agreement, dated as of March 16, 2017, among the Company, the subsidiaries of the Company party thereto as borrowers, the lenders party thereto and PNC Bank National Association, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

Date: March 20, 2017	By:	/s/ Danielle Hunter
Danielle Hunter
Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to Revolving Credit and Security Agreement, dated as of March 16, 2017, among the Company, the subsidiaries of the Company party thereto as borrowers, the lenders party thereto and PNC Bank National Association, as administrative agent